UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2005

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 13, 2005, to be effective in March 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of EarthLink, Inc. (the “Company”), after considering a competitive market review of total compensation for its executive officers, established the following 2005 fiscal year base salaries for the following named executive officers:  Ms. Linda Beck, Executive Vice President, Operations, $285,000; Mr. Donald Berryman, Executive Vice President, Customer Support, $310,000; Mr. Michael Lunsford, Executive Vice President, Marketing and Products, $325,000; and Mr. Brinton Young, Executive Vice President, Strategic Planning, $285,000.

The Compensation Committee, taking into consideration the Company’s key business goals for 2004 including growth, profitability and product innovation and adoption, also approved bonus payments under the Company’s executive bonus plan to be paid in February 2005 for the following named executive officers:  Mr. Charles G. Betty, Chief Executive Officer, $470,813; Ms. Linda Beck, Executive Vice President, Operations, $127,338; Mr. Donald Berryman, Executive Vice President, Customer Support, $136,460; Mr. Michael Lunsford, Executive Vice President, Marketing and Products, $142,648; and Mr. Brinton Young, Executive Vice President, Strategic Planning, $127,338.

In October 2004, the Compensation Committee had established the annual base salary, effective July 1, 2004, and bonus for fiscal 2004 of Mr. Charles G. Betty, Chief Executive Officer, under his existing employment agreement as $700,000 and 75% of his annual salary, respectively.  The ultimate bonus amount paid shall be determined by the Compensation Committee based on various financial and other performance measures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC. (Registrant)

	By:	/s/ Kevin M. Dotts
Name: Kevin M. Dotts
Title: Chief Financial Officer

Date: February 4, 2005